Exhibit 3.2

                                   ----------

                           AMENDED AND RESTATED BYLAWS

                                       OF

                               ANTS SOFTWARE INC.

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                                TABLE OF CONTENTS

 Section                                                                    Page
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ARTICLE I - NAME - OFFICES - SCOPE                                            1
Section 1   Name                                                              1
Section 2   Registered Office                                                 1
Section 3   Other Offices                                                     1
Section 4   Purposes                                                          1

ARTICLE II - STOCKHOLDERS' MEETINGS                                           1
Section 1   Place of Meetings                                                 1
Section 2   Annual Meetings                                                   2
Section 3   Special Meetings                                                  2
Section 4   Notice                                                            2
Section 5   Quorum                                                            2
Section 6   Adjourned Meetings; Notice                                        3
Section 7   Conduct of Business                                               3
Section 8   Voting                                                            3
Section 9   Waiver of Notice                                                  4
Section 10  Consent to Shareholder Action                                     4
Section 11  Record Dates                                                      5
Section 12  Proxies                                                           6

ARTICLE III - BOARD OF DIRECTORS                                              6
Section 1   Powers                                                            6
Section 2   Number, Tenure and Qualifications                                 6
Section 3   Resignations and Vacancies                                        7
Section 4   Regular Meetings                                                  8
Section 5   Special Meetings                                                  8
Section 6   Place of Meetings                                                 8
Section 7   Participation by Telephone                                        8
Section 8   Quorum                                                            9
Section 9   Action at Meeting                                                 9
Section 10  Waiver of Notice                                                  9
Section 11  Action Without Meeting                                            9
Section 12  Removal                                                           10
Section 13  Compensation                                                      10
Section 14  Committees                                                        10
Section 15  Approval of Loans to Officers                                     11


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ARTICLE IV - OFFICERS                                                         11
Section 1   Number and Term                                                   12
Section 2   Inability to Act                                                  12
Section 3   Removal and Resignation                                           12
Section 4   Vacancies                                                         13
Section 5   Chairman of the Board                                             13
Section 6   Chief Executive Officer                                           13
Section 7   President                                                         13
Section 8   Vice President                                                    14
Section 9   Secretary                                                         14
Section 10  Chief Financial Officer                                           14
Section 11  Salaries                                                          15
Section 12  Officers Holding More than One Office                             15

ARTICLE V - MISCELLANEOUS                                                     15
Section 1   Record Date and Closing of Stock Books                            15
Section 2   Certificates                                                      16
Section 3   Representation of Shares in Other Corporations                    16
Section 4   Fiscal Year                                                       17
Section 5   Amendments                                                        17
Section 6   Indemnification of Corporate Agents                               17
Section 7   Postal, Fax, and E-mail Votes                                     17


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                           AMENDED AND RESTATED BYLAWS
                                       OF
                               ANTS SOFTWARE INC.

                       ARTICLE I - NAME - OFFICES - SCOPE

      Section1. Name. The name of the corporation shall be ANTs software inc., (the "Corporation").

      Section 2. Registered Office. The registered office of the Corporation shall be located at 615 South Dupont Highway, Dover, DE 19901, County of Kent. The name of its registered agent at such location is National Corporate Research, Ltd.

      Section 3. Other Offices. The Corporation may also have offices at such other places within or outside the State of Delaware as the Board of Directors may from time to time designate, or as the business of the Corporation may require.

      Section 4. Purposes. The purposes of the Corporation is to engage in any business, trade and activity which may lawfully be conducted by a corporation organized under the General Corporation Law of the State of Delaware.

                       ARTICLE II - STOCKHOLDER'S MEETINGS

      Section 1. Place of Meetings. Meetings of stockholders shall be held at anyplace, within or outside the State of Delaware, designated by the Board of Directors or by written consent of the holders of a majority of the shares entitled to vote thereat, given either before or after the meeting. In the absence of any such designation, the meetings shall be held at the principal executive office of the Corporation.


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      Section 2. Annual Meetings. The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected and any other proper business may be transacted. If the annual meeting of the stockholders be not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these Bylaws.

      Section 3. Special Meetings. Special meetings of the stockholders, for any purpose whatsoever, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or Vice President, or by the Board of Directors, or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

      Section 4. Notice of Stockholder's Meetings. All notices of meetings with stockholders of the Corporation shall be in writing and shall be sent or otherwise given as provided below not less than ten (10) nor more than sixty
(60) days before the meeting to each stockholder entitled to vote at such meeting. Said notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or of an assistant secretary or of a transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      Section 5. Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the shares outstanding and entitled to vote at any meeting constitutes a quorum


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for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the Chairman of the meeting or (ii) the stockholder entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting, at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      Section 6. Adjourned Meetings; Notice. Any stockholders' meeting may be adjourned from time to time by the vote of the holders of a majority of the voting shares present at the meeting either in person or by proxy. Notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, unless a meeting is adjourned for forty-five (45) days or more from the date set for the original meeting. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.

      Section 7. Conduct of Business. The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

      Section 8. Voting. The stockholder entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Article II
Section 11 hereof, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).


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      Except as may otherwise be provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

      Section 9. Waiver of Notice. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of such a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for such purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

      Section 10. Consent to Shareholder Action Without a Meeting. Any action which may be taken at any meeting of stockholders may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

      Prompt notice if the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of


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any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

      Section 11. Record Dates. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

      If no record date is fixed:

      (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

      (ii) The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is given; and

      (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.


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      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

      Section 12. Proxies. At any meeting of the stockholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed in a writing subscribed by such shareholder and bearing a date not more than eleven (11) months prior to said meeting, unless the writing states that it is irrevocable and satisfies the requirements of applicable law.

                        ARTICLE III - BOARD OF DIRECTORS

      Section 1. Powers. Subject to any limitations in the Articles of Incorporation or these Bylaws and to any provision of the General Corporation Law of Delaware requiring shareholder authorization or approval for a particular action, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by, or under the direction of, the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised, under the ultimate direction of the Board of Directors.

      Section 2. Number, Tenure and Qualifications. The authorized number of directors of this Corporation shall not be less than Two (2) nor more than Ten
(10), the exact number of directors to be fixed from time to time, within such limit, by a duly adopted resolution of the Board of Directors or the shareholders. The initial number of directors of the Corporation shall be set at Six (6). The Directors of the Corporation shall be split into three (3) classes, to be called Class


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1 Directors, Class 2 Directors and Class 3 Directors, as nearly equal in number as the then total number of directors permits. Class 1 Directors shall hold office for a term of three (3) years from the date they are elected, except that the term of the directors initially serving as Class 1 Directors, shall expire at the first annual meeting of shareholders following adoption of these Bylaws. Class 2 Directors shall hold office for a term of three (3) years from the date they are elected, except that the term of the directors initially serving as Class 2 Directors, shall expire at the second annual meeting of shareholders following adoption of these Bylaws. Class 3 Directors shall hold office for a term of three (3) years from the date they are elected, except that the term of the directors initially serving as Class 3 Directors, shall expire at the third annual meeting of shareholders following adoption of these Bylaws. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires. The number of authorized directors may be changed by a duly adopted Certificate of Amendment to the Certificate of Incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of the holders of a majority of the shares issued and outstanding and entitled to vote.

      Except as provided in Section 3 below, directors shall be elected by classes as set forth above. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of the class. Each director, including a director elected to fill a vacancy, shall hold office until the annual meeting for the year in which his term expires and until his or her successor is elected and qualified or until his or her earlier resignation or removal. If any such annual meeting is not held, or the directors are not


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elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. Directors need not be stockholders."

      Section 3. Resignations and Vacancies. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

      Except for a vacancy created by the removal of a director, all vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual, regular or special meeting of the stockholders. Vacancies created by the removal of a director may be filled only by approval of the stockholders. The stockholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote.

      Section 4. Regular Meetings. A regular annual meeting of the Board of Directors shall be held without other notice than this Bylaw at 9:00 a.m., the day after , and at the same place as, the annual meeting of stockholders. The Board of Directors may provide for other regular meetings from time to time by resolution.

      Section 5. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, or the Chief Executive Officer or the President or any Vice President, or the Secretary or two (2) directors. Written notice of the time and place of


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all special meetings of the Board of Directors shall be delivered personally or by telephone or telegraph, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means to each director at least forty-eight
(48) hours before the meeting, or sent to each director by first-class mail, postage prepaid, at least four (4) days before the meeting. Such notice need not specify the purpose of the meeting. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to such director.

      Section 6. Place of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, which has been designated in the notice, or if not stated in the notice or there is no notice, the principal executive office of the Corporation or as designated by the resolution duly adopted by the Board of Directors.

      Section 7. Participation by Telephone. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

      Section 8. Quorum. A quorum at all meetings of the Board of Directors shall be a majority of the directors on the board at the time of notice for such meeting, or if the meeting is held without notice, at the time of such meeting. In the absence of a quorum a majority of the directors present may adjourn any meeting to another time and place, without other than announcement at the meeting, until a quorum is present.

      Section 9. Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board


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of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

      Section 10. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

      Section 11. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

      Section 12. Removal. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

      The entire Board of Directors or any individual director may be removed from office without cause by a vote of a shareholder holding a majority of the outstanding shares entitled to vote at an election of directors; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the


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same total number of votes cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

      In the event an office of a director is so declared vacant or in case the Board or any one or more directors be so removed, new directors may be elected at the same meeting.

      Section 13. Compensation. No stated salary shall be paid directors, as such, for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

      Section 14. Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors in the management of the business and affairs of the Corporation, except with respect to (a) the approval of any action requiring stockholders' approval or approval of the outstanding shares, (b) the filling of vacancies on the Board or any committee, (c) the fixing of compensation of directors for serving on the Board or a committee, (d)


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the adoption, amendment or repeal of Bylaws, (e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable, (f) a distribution to stockholders, except at a rate or in a periodic amount or within a price range determined by the Board, and (g) the appointment of other committees of the Board or the members thereof.

      Section 15. Approval of Loans to Officers. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guarantee, or assistance may reasonably be expected to benefit the corporation. The loan, guarantee, or assistance may be with or without interest and may be unsecured, or secured in such a manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

                              ARTICLE IV - OFFICERS

      Section 1. Number and Term. The officers of the Corporation shall be a chief executive officer, president, vice president, secretary, chief financial officer, and a chief technology officer. The Corporation may also have, at the discretion of the board of directors, a chairman of the board, a chief executive officer, one or more vice presidents, one or more assistant secretaries, one or more assistant secretaries treasurers. In addition, the Board of Directors may appoint such other officers as may be deemed expedient for the proper conduct of the business of the Corporation, each of whom shall have such authority and perform such duties as the Board of Directors may from time to time determine. The officers to be appointed by the Board of Directors shall be chosen annually at the regular meeting of the Board of Directors held after the annual meeting of stockholders and


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shall serve at the pleasure of the Board of Directors. If officers are not chosen at such meeting of the Board of Directors, they shall be chosen as soon thereafter as shall be convenient. Each officer shall hold office until his successor shall have been duly chosen or until his removal or resignation.

      Section 2. Inability to Act. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

      Section 3. Removal and Resignation. Any officer chosen by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of all the members of the Board of Directors.

      Any officer chosen by the Board of Directors may resign at any time by giving written notice of said resignation to the Corporation. Unless a different time is specified therein, such resignation shall be effective upon its receipt by the Chairman of the Board, the President, the Secretary or the Board of Directors.

      Section 4. Vacancies. A vacancy in any office because of any cause may be filled by the Board of Directors for the unexpired portion of the term.

      Section 5. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board.

      Section 6. Chief Executive Officer. Subject to the supervisory powers of the Board of Directors, the Chief Executive Officer of the Corporation shall have general supervision, direction, and control of the business and the officers of the Corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board, at


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all meetings of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

      Section 7. President. The President shall be the general manager of the Corporation, subject to the control of the Chief Executive Officer or the Board of Directors, and as such shall preside at all meetings of stockholders at which the Chief Executive Officer or Chairman of the Board are not presiding, shall have general supervision of the affairs of the Corporation, shall sign or countersign or authorize another officer to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders, and shall perform all such other duties as are incident to such office or are properly required by the Board of Directors.

      Section 8. Vice President. In the absence of the President, or in the event of such officer's death, disability or refusal to act, the Vice President, or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their selection, or in the absence of any such designation, then the order of their selection, shall perform the duties of President, and when so acting, shall have all the powers and be subject to all restrictions upon the President. Each Vice President shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

      Section 9. Secretary. The Secretary shall see that notices for all meetings are given in accordance with the provisions of these Bylaws and as required by law, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports


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and perform such other duties as are incident to such office, or as are properly required by the President or by the Board of Directors.

      The Assistant Secretary or the Assistant Secretaries, in the order of their seniority, shall, in the absence or disability of the Secretary, or in the event of such officer's refusal to act, perform the duties and exercise the powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

      Section 10. Chief Financial Officer. The Chief Financial Officer may also be designated by the alternate title of "Treasurer". The Chief Financial Officer shall have custody of all moneys and securities of the Corporation and shall keep regular books of account. Such officer shall disburse the funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of such officer, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation. Such officer shall perform all duties incident to such office or which are properly required by the President or by the Board of Directors.

      The Assistant Financial Officer or the Assistant Financial Officers, in the order of their seniority, shall, in the absence or disability of the Chief Financial Officer, or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.


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      Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

      Section 12. Officers Holding More than One Office. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, unless at the time of such execution, acknowledgment or verification there is only one person holding such offices.

                            ARTICLE V - MISCELLANEOUS

      Section 1. Record Date and Closing of Stock Books. The Board of Directors may fix a time in the future as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

      The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of a period of not more than sixty (60) days prior to the date of a stockholders' meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.


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      Section 2. Certificates. Certificates of stock shall be issued in alphabetical or numerical order and each shareholder shall be entitled to a certificate signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President, and the Chief Financial Officer, the Secretary or an Assistant Secretary, certifying to the number of shares owned by such shareholder. Any or all of the signatures on the certificate may be facsimile. Prior to the due presentment for registration of transfer in the stock transfer book of the Corporation, the registered owner shall be treated as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as expressly provided otherwise by the laws of the State of Delaware.

      Section 3. Representation of Shares in Other Corporations. Shares of other corporations standing in the name of this Corporation may be voted or represented and all incidents thereto may be exercised on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or the Secretary or an Assistant Secretary.

      Section 4. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December.

      Section 5. Amendments. Bylaws may be adopted, amended, or repealed by the vote or the written consent of stockholders entitled to exercise a majority of the voting power of the Corporation. Subject to the right of stockholders to adopt, amend, or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors, except that a Bylaw amendment changing the authorized number of directors may be adopted by the Board of Directors only if these Bylaws permit a variable number of directors and the Bylaw or amendment thereof adopted by the


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

Board of Directors changes the authorized number of directors within the limits specified in these Bylaws.

      Section 6. Indemnification of Corporate Agents. The Corporation shall indemnify each of its agents against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person by reason of such person's having been made or having threatened to be made a party to a proceeding in accordance with the provisions of the Articles of Incorporation and Delaware General Corporation Law. The Corporation shall advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by subdivision (f) of Title 8, Section 145 of Delaware law. The terms "agent", "proceeding" and "expenses" made in this Section 6 shall have the same meaning as such terms in the Delaware General Corporation Law.

      Section 7. Postal, Fax, and E-mail Votes. Whenever, in judgment of the Board of directors, any question shall arise which it believes should be put to a vote of the active membership and when it deems it inexpedient to call a special meeting for such purpose, the directors may, unless otherwise require by these laws, submit such a matter to the membership by mail (electronic or postal) for vote and decision. The question thus presented shall be determined according to a majority of the votes received by mail (electronic or otherwise) within 15 days after such submission to the membership, provided that in each case votes of at least 10% of members shall be received. Any and all action taken pursuant to a majority mail vote in any such case shall be binding upon the company in the same manner as would an action taken at a duly called meeting. Voting on any organizational matter, unless specifically disallowed by vote or charter, may be conducted by postal mail, e-mail or other electronic representation.


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